UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

GLOBAL EMPLOYMENT HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 3, 2007, Global Employment Holdings, Inc., also referred to herein as “Global,” entered into a Subscription Agreement with, and issued and sold, as of September 30, 2007, an aggregate of 2 million shares of common stock with attached warrants to purchase approximately 1.84 million shares of common stock, for an aggregate purchase price of $3 million to members of Global’s management and board of directors and affiliates of Rodman & Renshaw, LLC, Global’s market maker on the OTC Bulletin Board and placement agent in its March 31, 2006 recapitalization, collectively also referred to herein as the “Stand-by Purchasers.” The Subscription Agreement contains terms and conditions customary to a transaction of this nature.

Global entered into the Subscription Agreement and issued and sold the common stock and warrants pursuant to the terms of an agreement, dated as of February 28, 2007, with the holders of its senior secured convertible notes and Series A mandatorily redeemable convertible preferred stock, as previously disclosed in Global’s current report on Form 8-K filed on March 6, 2007. Pursuant to the terms of the February agreement, Global was obligated to sell at least $5 million of common stock in a private placement or public offering to close no later than September 30, 2007 or call upon the commitment received from certain Stand-by Purchasers, or their designees, to purchase an aggregate of $3 million of common stock on September 30, 2007. Global conducted an offering in good faith and using commercially reasonable efforts during the period but, after receiving a market valuation of the offering, a special committee of Global’s board of directors, which excluded Mr. Brill and Mr. Gwirtsman, recommended to the board of directors, and the board of directors concluded, that the offering was not in the best interest of Global or its security holders. Accordingly, the Stand-by Purchasers completed the stock purchase as described herein.

Pursuant to the terms of the February agreement, the purchase price for the shares of common stock should equal the volume weighted average price per share of Global’s common stock on the OTC Bulletin Board as reported by Bloomberg for the ten consecutive trading day period ending on September 29, 2007. Because there were no reported trades during the ten-day period, Global’s board of directors set the purchase price at $1.50 per share of common stock, which is the price per share of the last trade in Global’s common stock reported on September 13, 2007. The Stand-by Purchasers paid the purchase price for the common stock and warrants in cash, by delivering to Global its senior secured convertible notes held by the Stand-by Purchaser in principal amounts equal to the purchase price, or a combination thereof, at the election of each Stand-by Purchaser. No warrants were issued with respect to common stock purchased by delivering senior secured convertible notes.

The sale of the common stock and warrants was not registered, and Global issued and sold it in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended.

The exercise price of the warrants equals 120% of the purchase price for each share of common stock and the warrants expire on September 30, 2014. The warrants may be exercised in a “cashless” manner, whereby a holder reduces the number of shares for which a warrant is exercisable by an amount of warrants with a market value (based on the market price of the common stock at the time of exercise) equal to the exercise price for the number of shares to be issued upon conversion of the warrant. In a cashless exercise, Global will not receive any cash payment of the exercise price.

Global has attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, copies of the Form of Warrant to be issued to each of the Stand-by Purchasers, the Subscription Agreement and the February agreement. The foregoing summary is qualified in its entirety by the contents of these exhibits.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with entering into the February agreement, Global agreed to temporarily increase from 8.0% to 9.5% the interest rate paid on its senior secured convertible notes and premium accreted on its Series A mandatorily redeemable convertible preferred stock, respectively, beginning on February 28, 2007 and ending on the date on which Global had made the requisite $5 million minimum offering of common stock or the Stand-By Purchasers satisfied their commitment to purchase an aggregate of $3 million of common stock in lieu thereof. Accordingly, the interest rate on Global’s senior secured convertible notes and Series A mandatorily redeemable convertible preferred stock reverted to 8.0% from 9.5% on October 1, 2007.

The issuance of the common stock and warrants as described in Item 3.02 on this current report on Form 8-K caused automatic adjustments to the conversion and exercise prices of Global’s currently outstanding senior secured convertible notes, Series A mandatorily redeemable convertible preferred stock, and warrants to purchase common stock. The adjustments were made automatically and in such manner as provided for by the terms of the respective securities.

Global has attached hereto as Exhibits 3.1 and 10.3, respectively, copies of Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Global Employment Holdings, Inc. and the First Amendment to Senior Secured Convertible Notes Purchase Agreement providing for the change in interest rates. The foregoing summary is qualified in its entirety by the contents of these exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description	Reference

3.1	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)

4.1	Form of Warrant	Filed herewith

10.1	Subscription Agreement, dated as of September 30, 2007, by and among Global Employment Holdings, Inc. and the purchasers signatory thereto	Filed herewith

10.2	Letter from Global Employment Holdings, Inc., dated February 28, 2007, to holders of Global Employment Holdings, Inc. senior convertible notes and series A mandatorily redeemable convertible preferred stock regarding commitment to issue equity	Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)

10.3	First Amendment to Senior Secured Convertible Notes, dated as of February 28, 2007, by and among Global Employment Holdings, Inc. and the holders of Global Employment Holdings, Inc. senior secured convertible notes	Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.

Date: October 5, 2007	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer

Exhibit Index

Exhibit #	Description	Reference

3.1	Amendment No. 1 to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Global Employment Holdings, Inc.	Incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)

4.1	Form of Warrant	Filed herewith

10.1	Subscription Agreement, dated as of September 30, 2007, by and among Global Employment Holdings, Inc. and the purchasers signatory thereto	Filed herewith

10.2	Letter from Global Employment Holdings, Inc., dated February 28, 2007, to holders of Global Employment Holdings, Inc. senior convertible notes and series A mandatorily redeemable convertible preferred stock regarding commitment to issue equity	Incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)

10.3	First Amendment to Senior Secured Convertible Notes, dated as of February 28, 2007, by and among Global Employment Holdings, Inc. and the holders of Global Employment Holdings, Inc. senior secured convertible notes	Incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2007 (File No. 000-51737)